EXHIBIT  11


                                 MARCH 10, 2000


SECURITIES  AND  EXCHANGE  COMMISSION
JUDICIARY  PLAZA
450  FIFTH  STREET,  N.W.
WASHINGTON,  D.C.  20549


     RE:     EXHIBIT  11,  FORM  N-14
     CALVERT  MUNICIPAL  INTERMEDIATE  FUND,  INC.
811-6525  AND  33-44968


LADIES  AND  GENTLEMEN:

AS COUNSEL TO THE CALVERT MUNICIPAL INTERMEDIATE FUND, INC. (THE "FUND"), IT IS MY OPINION, BASED UPON AN EXAMINATION OF THE FUND'S ARTICLES OF INCORPORATION AND BY-LAWS AND SUCH OTHER ORIGINAL OR PHOTOSTATIC COPIES OF FUND RECORDS, CERTIFICATES OF PUBLIC OFFICIALS, DOCUMENTS, PAPERS, STATUTES, AND AUTHORITIES AS I DEEMED NECESSARY TO FORM THE BASIS OF THIS OPINION, THAT THE SECURITIES BEING REGISTERED BY THIS REGISTRATION STATEMENT ON FORM N-14 WILL, WHEN SOLD, BE LEGALLY ISSUED, FULLY PAID AND NON-ASSESSABLE.

CONSENT IS HEREBY GIVEN TO FILE THIS OPINION OF COUNSEL WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THIS REGISTRATION STATEMENT.

SINCERELY,


/S/  IVY  WAFFORD  DUKE
IVY  WAFFORD  DUKE
ASSOCIATE  GENERAL  COUNSEL